Exhibit 10.1

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (the “Agreement”), is made as of this 28th day of December, 2007, by and between ForeFront Holdings, Inc., a Florida corporation (“ForeFront”) and ForeFront BVI Ltd., a British Virgin Islands limited company (the “Company”).

WITNESSETH:

WHEREAS, ForeFront is the sole shareholder and owner of 100% of the issued and outstanding shares (the “Shares”) of ForeFront Group, Inc., a Florida corporation, ForeFront Multimedia, LLC, a Florida limited liability company and Miller Golf Company, a Florida corporation;

WHEREAS, ForeFront desires to contribute to the Company the Shares as capital; and

WHEREAS, ForeFront and the Company wish to set forth their agreement in writing in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the facts, mutual provisions and covenants contained herein, including the recitals set forth above, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Capital Contribution.

1.1 ForeFront hereby agrees to contribute to the Company, and the Company hereby agrees to accept and assume from ForeFront, all of the Shares as a contribution to the capital of the Company (the “Capital Contribution”).

1.2 In exchange for the Capital Contribution, the Company agrees to issue and deliver to ForeFront 2,433,398 shares (the “Company Shares”) of the common stock, par value $0.001 (the “Common Stock”), of the Company.

2. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place in the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131 at 10:00 a.m., Miami time, on the date hereof, or such other time, date and location as may be agreed upon by the parties hereto (the “Closing Date”). On the Closing Date:

(a) ForeFront shall deliver to the Company the certificates evidencing the Shares, bearing or accompanied by appropriate powers or endorsements and/or such other documents as are necessary to effect the transfer of the Shares to the Company and such other documents as the Company may reasonably request for the purpose of consummating the transactions contemplated hereby; and

(b) the Company shall deliver to ForeFront such other documents as ForeFront may reasonably request for the purpose of consummating the transactions contemplated hereby.

3. Representations and Warranties of ForeFront. ForeFront hereby represents and warrants to the Company, as of the date hereof and the time of the Closing, that:

3.1 Organization, Good Standing, etc. ForeFront is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. ForeFront is qualified as a foreign corporation in such other jurisdictions in which the conduct of its business or its leasing of property requires such qualification. ForeFront has all requisite corporate power and authority to own and lease its property, to conduct its business as presently conducted and to enter into and perform its obligations under the terms of this Agreement.

3.2 Agreements and Instruments Duly Authorized; No Conflict. The execution and delivery by ForeFront of this Agreement, and the performance by ForeFront of the transactions contemplated herein, have been duly authorized and approved by all requisite corporate action. The execution and delivery by ForeFront of this Agreement, the performance by ForeFront of the transactions contemplated herein, and compliance by ForeFront with the provisions hereof and thereof, do not and will not conflict or be inconsistent with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, or result in any adjustment or creation of any rights under, the Articles of Incorporation or Bylaws of ForeFront, or any statute, law, rule or regulation or any order, judgment, decree, indenture, mortgage, deed of trust, lease, covenant or other agreement or instrument to which ForeFront is a party or to which any of its properties is subject.

3.3 Investment Intent. ForeFront hereby represents and warrants to the Company that ForeFront is acquiring the Company Shares solely for investment, for its own account and not with a view to resale or redistribution in violation of applicable securities laws. ForeFront understands that the Company Shares may not be resold in connection with any proposed sale to a U.S. person or entity without registration under the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time (the “Securities Act”), or pursuant to an exemption therefrom. ForeFront agrees that ForeFront will not sell or otherwise transfer the Company Shares unless they are registered under the Securities Act or unless an exemption from registration thereunder is available, as applicable.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to ForeFront, as of the date hereof and the time of the Closing, that:

4.1 Organization, Good Standing, etc. The Company is a limited company duly organized, validly existing and in good standing under the laws of the British Virgin Islands. The Company is qualified as a foreign corporation in such other jurisdictions in which the conduct of its business or its leasing of property requires such qualification. The Company has all requisite corporate power and authority to own and lease its property, to conduct its business as presently conducted and to enter into and perform its obligations under the terms of this Agreement.

4.2 Agreements and Instruments Duly Authorized; No Conflict. The execution and delivery by the Company of this Agreement, and the performance by the Company of the transactions contemplated herein, have been duly authorized and approved by all requisite corporate action. The execution and delivery by the Company of this Agreement, the performance by the Company of the transactions contemplated herein, and compliance by the Company with the provisions hereof and thereof, do not and will not conflict or be inconsistent with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, or result in any adjustment or creation of any rights under, the articles of incorporation or bylaws or equivalent organization documents of the Company, or any statute, law, rule or regulation or any order, judgment, decree, indenture, mortgage, deed of trust, lease, covenant or other agreement or instrument to which the Company is a party or to which any of its properties is subject.

5. Miscellaneous.

5.1 Disregarded Entity Election. In the event that (i) ForeFront has not received the approval of the holders of a majority of ForeFront’s outstanding capital stock held by stockholders not affiliated with Stanford International Bank Ltd. (“SIBL”) or Stanford Venture Capital Holdings, Inc. of that certain Plan of Reorganization, dated     , 2007 and the transactions contemplated thereby within seventy-five (75) days from the date assets are contributed to the Company pursuant to this Agreement or (ii) SIBL or ForeFront exercises its right to terminate certain agreements, pursuant to Section 5 of that certain Letter Agreement, dated as of the date hereof, ForeFront may file with the Internal Revenue Service a Form 8832 Entity Classification Election electing to treat the Company as a partnership retroactive to the date immediately prior to the contribution of assets pursuant to this Agreement.

5.2 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflicts of law principles.

5.3 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, confirmed transmission by facsimile transmission or email, two days following the day when deposited with an overnight courier service, such as Federal Express, for delivery to the intended addressee or two days following the day when deposited in the United States mails, first class postage prepaid, at the addresses at the principal place of business of the parties hereto. Any person may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

5.4 Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights under this Agreement without the prior written consent of the other parties hereto.

5.5 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

5.6 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

5.7 Paragraph Headings. The section headings in this Agreement are for convenience only. The section headings form no part of this Agreement and shall not affect its interpretation.

5.8 Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

[Remainder of Page Intentionally Left Blank; Signature on Following Page]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

FOREFRONT HOLDINGS, INC., a Florida corporation

By:	/s/ Richard M. Gozia
Name:	Richard M. Gozia
Title:	Interim Chief Executive Officer

FOREFRONT BVI LTD., a British Virgin Islands limited company

By:	/s/ Richard M. Gozia
Name:	Richard M. Gozia
Title:	Interim Chief Executive Officer

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